Exhibit 99.1

Ocean Power Technologies Establishes a Houston Presence

To Support Oil & Gas Business Development

Pennington, NJ – July 25, 2017 – Ocean Power Technologies, Inc. (NASDAQ: OPTT) (“OPT” or the “Company”) announced today that it has established a presence in Houston, Texas to more effectively support the Company’s oil & gas business development activities. David Marchetti, OPT’s new Director of Global Applications, will manage the Company’s daily business development activities in Houston. Mr. Marchetti brings an impressive set of technical and business skills he developed over his 28-year career in the oil and gas industry. He had held various positions with increasing levels of responsibility spanning from business development, engineering and product development, manufacturing and operations, to aftermarket. David has a proven track record and demonstrated expertise in oil and gas subsea production systems, remotely operated vehicle systems, and general machine design. In his global applications role for OPT, David’s focus will be to work closely with customers to understand their challenges, and to develop unique solutions which integrate the OPT PowerBuoy in order to support customer subsea remote offshore operations from concept through deployment and beyond.

“Our expansion to Houston is a direct reflection of the interest level we’re seeing in the oil and gas industry, as well as in other industries targeted for our products and services,” stated George H. Kirby, President and Chief Executive Officer of OPT. “Having a presence in Houston’s vibrant oil & gas hub is a critical part of serving prospective U.S. and international customers. David’s presence in Houston will support business development activities by directly interacting with customers to identify opportunities, build business cases, and to liaise with our New Jersey-based engineering team to develop and implement robust solutions. We continue to evaluate new geographies where additional presence might position us for accelerated growth.”

OPT’s Houston presence is intended to foster new opportunities such as commercial contracts and strategic partnerships by establishing strong relationships throughout the sales cycle with solution evaluators, implementers and end users.

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions.  Our PB3 PowerBuoy uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, ocean observing, and communications.

To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Phone: 609-730-0400

Investor Relations Contact:

Andrew Barwicki

Barwicki Investor Relations Inc.

Phone: 516-662-9461